SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                              CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         VECTREN UTILITY HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

                  INDIANA                                   35-2104850
    (State of incorporation                               (I.R.S. Employer
            or organization)                            Identification Number)

                              20 N.W. Fourth Street
                            Evansville, Indiana 47714
          (Address of principal executive offices, including zip code)



Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on which
         to be registered                         each class is to be registered
        -------------------                       ------------------------------
  7 1/4% Senior Notes due October 15, 2031         New York Stock Exchange, Inc.

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. [X].

If this Form relates to the  registration  of a class of securities  pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ].

Securities Act registration statement file number to which this form relates (if applicable): 33-69742

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable.

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

       The material set forth in the sections captioned "Description of the Debt Securities" and "Description of the Notes" in the form of prospectus filed with the Securities and Exchange Commission on October 16, 2001 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

       None.

                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       VECTREN UTILITY HOLDINGS, INC.


                                  By: /s/ Ronald E. Christian
                                      ---------------------------------
                                      Ronald E. Christian
                                      Senior Vice President, General Counsel and
                                      Secretary



Dated: October 17, 2001